Grant Thornton LLP1717 Main Street, Suite 1800Dallas, TX 75201-9436T 214.561.2300F 214.561.2370www.GrantThornton.comExhibit 16.1

August 15, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC  20549

Re:Xtera Communications, Inc.

File No. 001-37617

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Xtera Communications, Inc. dated August 15, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLPU.S. member firm of Grant Thornton International Ltd